Exhibit 99.1

ITT Corporation

1133 Westchester Ave.
White Plains, NY 10604
tel 914 641 2000

Press Release

For Immediate Release

Investors:	Media:
Melissa Trombetta	Kathleen Bark
+1 914-641-2030	+1 914-641-2103
melissa.trombetta@itt.com	kathleen.bark@itt.com

ITT Names Aris Chicles President of Industrial Process Business

Chicles brings strong track record in highly engineered industrial manufacturing

WHITE PLAINS, N.Y., May 21, 2014 – ITT Corporation (NYSE: ITT) announced today that it has named Executive Vice President Aris Chicles as president of its Industrial Process business. Chicles will report to CEO and President Denise Ramos.

In this role, Chicles will be responsible for executing the strategic and operating plans of ITT’s Industrial Process business, a global manufacturer of industrial pumps and valves for the oil and gas, chemical, mining and industrial markets. The business employs approximately 3,500 people globally and had 2013 revenues of more than $1.1 billion.

“Aris brings a unique set of capabilities to this role that will help us continue to enhance our capabilities and grow this business globally,” Ramos said. “He is a proven business and people leader with a strong executional track record in highly engineered industrial manufacturing, and he has been deeply involved in the development of our successful strategy for Industrial Process. This combination of operational savvy and strategic know-how and flexibility will enable him to successfully lead Industrial Process and drive the creation of additional value for customers and shareowners.”

Chicles, 52, joined ITT in 2006 from American Standard Inc., where he was vice president of Corporate Business Development. Prior to this position, he had a 17-year career with Owens Corning in a series of progressively responsible operational positions, rising to head of Corporate Development and Strategy.

He has a Bachelor of Science in business administration from Miami University of Ohio, and received his M.B.A. from the Wharton School of the University of Pennsylvania.

ITT’s Industrial Process business is a global manufacturer of industrial pumps, valves, monitoring and control systems, and aftermarket services for the biopharmaceutical, food and beverage, chemical, oil and gas, mining, pulp and paper, power and general industrial markets through leading brands including Goulds Pumps, Bornemann, PRO Services, Engineered Valves, C’treat and ProCast.

About ITT

ITT is a diversified leading manufacturer of highly engineered critical components and customized technology solutions for the energy, transportation and industrial markets. Building on its heritage of innovation, ITT partners with its customers to deliver enduring solutions to the key industries that underpin our modern way of life. Founded in 1920, ITT is headquartered in White Plains, N.Y., with employees in more than 35 countries and sales in a total of approximately 125 countries. The company generated 2013 revenues of $2.5 billion. For more information, visit www.itt.com.

Safe Harbor Statement

This press release contains “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995 (the “Act”). No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. All forward-looking statements included in this presentation are based on information available to us on the date hereof, and we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. The forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about the business and future financial results of the industry in which we operate, and other legal, regulatory and economic developments. These forward-looking statements include, but are not limited to, future strategic plans and other statements that describe the company’s business strategy, outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance.

We use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “future,” “may,” “will,” “could,” “should,” “potential,” “continue,” “guidance” and other similar expressions to identify such forward-looking statements. Forward-looking statements are uncertain and to some extent unpredictable, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such forward-looking statements.

Forward-looking statements in this press release should be evaluated together with the risks and uncertainties that affect our business, particularly those mentioned in the Risk Factors section of the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the Securities and Exchange Commission.

###